                                                 Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe/AP)

Logitech Announces Q4 and Full Fiscal Year 2025 Results
A Year of Broad-Based Sales Growth, Expanded Market Share
and Increased Profitability, Driven by Strategic Priorities

LAUSANNE, Switzerland, and SAN JOSE, Calif., Apr. 29, 2025 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full Fiscal Year 2025 ended March 31, 2025.
For Fiscal Year 2025:
•Sales were $4.55 billion, up 6 percent in US dollars and 7 percent in constant currency, compared to the prior year.

•GAAP operating income was $655 million, up 11 percent compared to the prior year. Non-GAAP operating income was $775 million, up 11 percent compared to the prior year.

•GAAP earnings per share (EPS) was $4.13, up 7 percent compared to the prior year. Non-GAAP EPS was $4.84, up 14 percent compared to the prior year.

•Cash flow from operations was $843 million. The year-ending cash balance was $1.5 billion. The Company returned $797 million of cash to shareholders through its annual dividend payment and share repurchases.

For Q4 Fiscal Year 2025:

•Sales were $1.01 billion, flat in US dollars and up 2 percent in constant currency, compared to Q4 of the prior year.

•GAAP operating income was $106 million, down 19 percent, compared to Q4 of the prior year. Non-GAAP operating income was $133 million, down 16 percent, compared to Q4 of the prior year. This was due to a bad debt expense and strategic investments made in the quarter.

•GAAP earnings per share (EPS) was $0.96, down 10 percent compared to Q4 prior year. Non-GAAP EPS was $0.93, down 6 percent compared to the prior year.

•Cash flow from operations was $130 million.

“Fiscal Year 2025 was an outstanding year of broad-based sales growth, driven by our strategic priorities,” said Hanneke Faber, Logitech chief executive officer. “Thanks to our diverse global footprint, strong brand and resilient operations, we are in a strong position to navigate the unpredictable market conditions ahead in Fiscal Year 2026. In this dynamic environment, we will focus on three core principles - playing offense, disciplined cost control and agility.”
“Our teams executed impressively once again this Q4, completing a year of strong operational discipline,” said Matteo Anversa, Logitech chief financial officer. “We closed Fiscal Year 2025 with robust growth across all regions, customer channels and in nearly all our categories. Our growth continued to be extremely profitable, with non-GAAP gross margins at 43.5%. We were pleased to return $797 million of cash to shareholders in the year.”

Outlook
Earlier this month, Logitech communicated that the Company has withdrawn its outlook for Fiscal Year 2026 due to the continuing uncertainty surrounding the tariff environment. The Company today announced an outlook for Q1 FY 2026:

Q1 FY26 outlook
Sales	$1,100 - $1,150 million
Sales growth (in US dollars, year over year)	1% - 6%
Sales growth (in constant currency, year over year)	0% - 5%
Non-GAAP operating income	$155 - $185 million
Non-GAAP op. inc. growth/(decline) (year over year)	(15%) - 1%
Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q4 and the full Fiscal Year 2025 on Tuesday, April 29, 2025 at 1:30 p.m. Pacific Daylight Time (PDT) and 10:30 p.m. Central European Summer Time (CEST).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q4 Fiscal Year 2025 Shareholder Letter are also available there.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization and impairment of intangible assets, acquisition-related costs, restructuring charges (credits), net, change in fair value of contingent consideration for business acquisition, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company's outlook for non-GAAP operating income, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the first quarter of Fiscal Year 2026 non-GAAP outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating, and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months and fiscal year ended March 31, 2025, opportunities for growth, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example inflation, interest rate and foreign currency fluctuations, changes in fiscal policies, geopolitical conflicts, low economic growth in certain regions, and uncertainty in consumer and enterprise demand; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2025	2024	2025	2024

Net sales	$1,010,355	$1,011,487	$4,554,900	$4,298,467
Cost of goods sold	572,334	572,051	2,582,745	2,509,418
Amortization of intangible assets	2,210	2,459	9,554	11,028
Gross profit	435,811	436,977	1,962,601	1,778,021

Operating expenses:
Marketing and selling	198,598	185,594	814,414	730,310
Research and development	79,523	75,421	309,008	287,243
General and administrative	40,266	38,510	164,014	155,056
Amortization of intangible assets and acquisition-related costs	2,630	2,655	10,695	10,934
Impairment of intangible assets	—	3,526	—	3,526
Change in fair value of contingent consideration for business acquisition	—	(250)	—	(250)
Restructuring charges, net	8,890	1,304	9,615	3,866
Total operating expenses	329,907	306,760	1,307,746	1,190,685

Operating income	105,904	130,217	654,855	587,336
Interest income	12,394	16,128	54,997	50,636
Other income (expense), net	(91)	(2,549)	(2,980)	(16,376)
Income before income taxes	118,207	143,796	706,872	621,596
Provision for (benefit from) income taxes	(25,859)	(23,819)	75,343	9,453
Net income	$144,066	$167,615	$631,529	$612,143

Net income per share:
Basic	$0.97	$1.09	$4.17	$3.90
Diluted	$0.96	$1.07	$4.13	$3.87

Weighted average shares used to compute net income per share:
Basic	148,999	154,452	151,322	156,776
Diluted	150,709	156,204	152,784	158,171

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2025	2024

Current assets:
Cash and cash equivalents	$1,503,205	$1,520,842
Accounts receivable, net	454,546	541,715
Inventories	503,747	422,513
Other current assets	131,211	146,270
Total current assets	2,592,709	2,631,340

Non-current assets:
Property, plant and equipment, net	113,858	116,589
Goodwill	463,230	461,978
Other intangible assets, net	24,630	44,603
Other assets	344,077	350,194
Total assets	$3,538,504	$3,604,704

Current liabilities:
Accounts payable	$414,586	$448,627
Accrued and other current liabilities	686,503	637,262
Total current liabilities	1,101,089	1,085,889

Non-current liabilities:
Income taxes payable	88,483	112,572
Other non-current liabilities	221,512	172,590
Total liabilities	1,411,084	1,371,051

Shareholders' equity:
Registered shares, CHF 0.25 par value Issued shares: 168,994 and 173,106 at March 31, 2025 and 2024, respectively	29,432	30,148
Additional paid-in capital	82,591	63,524
Shares in treasury, at cost — 20,485 and 19,243 shares at March 31, 2025 and 2024, respectively	(1,464,912)	(1,351,336)
Retained earnings	3,627,261	3,602,519
Accumulated other comprehensive loss	(146,952)	(111,202)
Total shareholders' equity	2,127,420	2,233,653
Total liabilities and shareholders' equity	$3,538,504	$3,604,704

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2025	2024	2025	2024

Cash flows from operating activities:
Net income	$144,066	$167,615	$631,529	$612,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,486	14,191	59,664	63,065
Amortization of intangible assets	4,840	5,098	20,098	21,681
Impairment of intangible assets	—	3,526	—	3,526
Loss on investments	311	2,461	2,029	14,674
Share-based compensation expense	13,846	18,697	89,913	82,889
Deferred income taxes	37,891	(32,909)	56,543	(42,424)
Change in fair value of contingent consideration for business acquisition	—	(250)	—	(250)
Other	(10)	43	120	379
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	197,913	138,305	69,979	91,519
Inventories	(12,947)	21,827	(80,501)	259,796
Other assets	14,554	7,062	23,970	10,760
Accounts payable	(168,475)	(81,047)	(31,627)	39,336
Accrued and other liabilities	(117,819)	(25,514)	840	(11,978)
Net cash provided by operating activities	129,656	239,105	842,557	1,145,116
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,788)	(10,312)	(56,128)	(55,897)
Acquisitions, net of cash acquired	—	(286)	—	(14,424)
Purchases of deferred compensation investments	(798)	(3,678)	(6,600)	(11,571)
Proceeds from sales of deferred compensation investments	2,121	3,981	7,079	12,174
Other investing activities	(446)	(211)	(1,619)	(617)
Net cash used in investing activities	(11,911)	(10,506)	(57,268)	(70,335)
Cash flows from financing activities:
Payment of cash dividends	—	—	(207,853)	(182,305)
Payment of contingent consideration for business acquisition	—	—	(1,245)	(5,002)
Purchases of registered shares	(125,516)	(127,428)	(588,838)	(504,203)
Proceeds from exercises of stock options and purchase rights	16,170	16,878	36,405	32,197
Tax withholdings related to net share settlements of restricted stock units	(10,234)	(1,148)	(32,485)	(29,744)
Other financing activities	(1,681)	—	(3,344)	(1,116)
Net cash used in financing activities	(121,261)	(111,698)	(797,360)	(690,173)
Effect of exchange rate changes on cash and cash equivalents	3,889	(8,709)	(5,566)	(12,789)
Net increase (decrease) in cash and cash equivalents	373	108,192	(17,637)	371,819
Cash and cash equivalents at beginning of the period	1,502,832	1,412,650	1,520,842	1,149,023
Cash and cash equivalents at end of the period	$1,503,205	$1,520,842	$1,503,205	$1,520,842

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
NET SALES	2025	2024	Change	2025	2024	Change

Net sales by product category:
Gaming (1)	$261,807	$273,487	(4)%	$1,338,467	$1,231,063	9%
Keyboards & Combos	220,626	216,240	2	882,643	821,441	7
Pointing Devices	185,857	170,677	9	788,784	742,987	6
Video Collaboration	143,245	148,104	(3)	626,000	609,361	3
Webcams	77,948	75,952	3	315,520	325,225	(3)
Tablet Accessories	57,954	55,808	4	299,540	254,060	18
Headsets	42,672	45,455	(6)	179,710	168,478	7
Other (2)	20,246	25,764	(21)	124,236	145,852	(15)
Total Net Sales	$1,010,355	$1,011,487	—%	$4,554,900	$4,298,467	6%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2025	2024	2025	2024

Gross profit - GAAP	$435,811	$436,977	$1,962,601	$1,778,021
Share-based compensation expense	1,348	1,938	10,021	8,004
Amortization of intangible assets	2,210	2,459	9,554	11,028
Gross profit - Non-GAAP	$439,369	$441,374	$1,982,176	$1,797,053

Gross margin - GAAP	43.1%	43.2%	43.1%	41.4%
Gross margin - Non-GAAP	43.5%	43.6%	43.5%	41.8%

Operating expenses - GAAP	$329,907	$306,760	$1,307,746	$1,190,685
Less: Share-based compensation expense	12,498	16,759	79,892	74,885
Less: Amortization of intangible assets and acquisition-related costs	2,630	2,655	10,695	10,934
Less: Impairment of intangible assets	—	3,526	—	3,526
Less: Change in fair value of contingent consideration for business acquisition	—	(250)	—	(250)
Less: Restructuring charges, net	8,890	1,304	9,615	3,866
Operating expenses - Non-GAAP	$305,889	$282,766	$1,207,544	$1,097,724

% of net sales - GAAP	32.7%	30.3%	28.7%	27.7%
% of net sales - Non-GAAP	30.3%	28.0%	26.5%	25.5%

Operating income - GAAP	$105,904	$130,217	$654,855	$587,336
Share-based compensation expense	13,846	18,697	89,913	82,889
Amortization of intangible assets and acquisition-related costs	4,840	5,114	20,249	21,962
Impairment of intangible assets	—	3,526	—	3,526
Change in fair value of contingent consideration for business acquisition	—	(250)	—	(250)
Restructuring charges, net	8,890	1,304	9,615	3,866
Operating income - Non-GAAP	$133,480	$158,608	$774,632	$699,329

% of net sales - GAAP	10.5%	12.9%	14.4%	13.7%
% of net sales - Non-GAAP	13.2%	15.7%	17.0%	16.3%

Net income - GAAP	$144,066	$167,615	$631,529	$612,143
Share-based compensation expense	13,846	18,697	89,913	82,889
Amortization of intangible assets and acquisition-related costs	4,840	5,114	20,249	21,962
Impairment of intangible assets	—	3,526	—	3,526
Change in fair value of contingent consideration for business acquisition	—	(250)	—	(250)
Restructuring charges, net	8,890	1,304	9,615	3,866
Loss on investments	311	2,461	2,029	14,674
Non-GAAP income tax adjustment	(32,225)	(44,039)	(13,405)	(66,073)
Net income - Non-GAAP	$139,728	$154,428	$739,930	$672,737

Net income per share:
Diluted - GAAP	$0.96	$1.07	$4.13	$3.87
Diluted - Non-GAAP	$0.93	$0.99	$4.84	$4.25

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	150,709	156,204	152,784	158,171

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SHARE-BASED COMPENSATION EXPENSE	2025	2024	2025	2024

Share-based Compensation Expense
Cost of goods sold	$1,348	$1,938	$10,021	$8,004
Marketing and selling	6,245	7,157	40,378	35,780
Research and development	4,331	4,268	20,180	17,836
General and administrative	1,922	5,334	19,334	21,269
Total share-based compensation expense	13,846	18,697	89,913	82,889
Income tax benefit	(3,247)	(4,048)	(20,148)	(15,305)
Total share-based compensation expense, net of income tax benefit	$10,599	$14,649	$69,765	$67,584

*Note: These preliminary results for the three months and fiscal year ended March 31, 2025 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and fiscal year ended March 31, 2025 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Impairment of intangible assets. We may incur impairment of intangible assets expense, primarily in connection with our past business or asset acquisitions. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items. For the fiscal year ended March 31, 2025, non-GAAP income tax adjustment included the tax benefit from a remeasurement of the tax basis of goodwill under the Swiss Federal Act on Tax Reform and AHV Financing (“TRAF”).

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.